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                                                                   EXHIBIT 10.32

                   U.S. SIMPLY BUSINESS PREMIUM LINE AGREEMENT
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  PRINCIPAL     LOAN DATE   MATURITY   LOAN NO    CALL     COLLATERAL     ACCOUNT       OFFICER    INITIALS
   $50,000     09-02-1997                         USBP                   4343557621      81508
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

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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item
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BORROWER: INTEGRAL NETWORK CORPORATION   LENDER: U.S. BANK
          2706 MERCANTILE DR.                    BUSINESS BANKING FINANCE CENTER
          RANCHO CORDOVA, CA  95742              980 9TH STREET, SUITE 1100
                                                 SACRAMENTO, CA  95814
================================================================================

The general terms and conditions applicable to Borrower's U.S. Simply Business Premium Line are described in the U.S. Simply Business Premium Line Terms and Conditions (Terms and Conditions") which have been provided to Borrower. This Agreement includes additional terms which are applicable to Borrower's Loans with Lender. Except as otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Terms and Conditions.

1. CREDIT LIMIT. The maximum principal amount outstanding at any one time under the U.S. Simply Business Premium Line, including the Variable Rate Amount and all Fixed Rate Loans, shall not exceed an aggregate amount equal to $50,000.00 (as such amount may be changed from time to time, the "Credit Limit").

2. PROMISE TO PAY. Borrower promises to pay to the order of Lender, in accordance with the terms of this Agreement and the Terms and Conditions, a principal amount equal to the Credit Limit or so much thereof as may be outstanding, together with interest as set forth in this Agreement. If Borrower is granted an increase in the Credit Limit at any time, Borrower also promises to pay that amount to the order of Lender.

3.      VARIABLE RATE LOANS.

        a. VARIABLE INTEREST RATE. Interest shall accrue on the Variable Rate Amount at a variable per annum interest rate (the "Variable Interest Rate") equal to (i) the Prime Rate plus 2.5000% if payments on the Variable Rate Amount are being paid by automatic debit from Borrower's business account with Lender or another U.S. Bank affiliated with Lender; or (ii) the Prime Rate plus 3.0000% if payments On the Variable Rate Amount are not being paid by automatic debit from Borrower's business account with Lender or another U.S. Bank affiliated with Lender.

        b.      PAYMENT SCHEDULE.

               (i) Subject to Section 3(b)(iii), interest on the Variable Rate Amount shall be paid on the 5th day of October and on the same day of each month thereafter and on any day when payment of the entire outstanding balance of the Variable Rate Amount becomes due.

               (ii) Subject 10 Section 3(b)(iii), the Variable Rate Principal Payment shall be paid on the 5th day of October and on the same day of each month thereafter. The Variable Rate Principal Payment is an amount equal to the sum of the Current Principal Payment plus any past due principal amount. The Current Principal Payment Amount is the greater of (A) 1.25% of the outstanding principal balance of the Variable Rate Amount minus any past due principal amount, or (B) $250.00.
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        (iii)   If the U.S. Simply Business Premium Line is cancelled, unless an
                Event of Default has occurred, the principal balance of the Variable Rate Amount outstanding on the date of cancellation shall be automatically converted to a Fixed Rate Loan bearing interest at the Fixed Interest Rate in effect on such date. On the day of each month specified in Section 3(b)(i), beginning on the first such date to occur following the cancellation date and on the same day of each month thereafter, Borrower shall repay such Fixed Rate Loan in 59 approximately equal installments of principal and interest, each in an amount sufficient to amortize the balance of principal and interest over a 5-year term and in one final payment of all then outstanding principal and interest.

4.      FIXED RATE LOANS.

        a. FIXED INTEREST RATE. Interest shall accrue on each Fixed Rate Loan at a rate equal to the applicable Fixed Interest Rate. The Fixed Interest Rate for any Fixed Rate Loan is a per annum interest rate equal to the Prime Rate, as in effect on the date such Fixed Rate Loan is made, plus (i) 3.0000% if payments on the Fixed Rate Loans are being paid by automatic debit from Borrower's business account with Lender or another U.S. Bank affiliated with Lender and (ii) 3.5000% if payments on the Fixed Rate Loan are not being paid by automatic debit from Borrower's business account with Lender or another U.S. Bank affiliated with Lender. Although different Fixed Rate Loans may bear different interest rates, unless the Default Rate is applicable, the interest rate for any individual Fixed Rate Loan will not change during the term of such Fixed Rate Loan.

        b. PAYMENT SCHEDULE. Each month, on the payment due date established by Borrower, beginning with the month following the month in which any Fixed Rate Loan is made, Borrower shall repay each Fixed Rate Loan in approximately equal installments of principal and interest, each in an amount sufficient to fully amortize the balance of principal and interest of the Fixed Rate Loan over the amortization period selected by Borrower; provided, however, that the then outstanding balance of principal and interest of each Fixed Rate Loan shall be due and payable in full at the end of the amortization period for such Fixed Rate Loan.

        c. ADDITIONAL INTEREST PAYMENTS. In addition to the payments set forth in Section 4b, upon the date of conversion of any Fixed Rate Loan to another Fixed Rate Loan, Borrower shall pay to Lender all interest accrued to the date of conversion.

        d. AMORTIZATION. Borrower may select an amortization period of from 12 to 60 months for each Fixed Rate Loan.

5. LOAN FEES. Borrower shall pay such fees as Lender establishes from time to time, including without limitation the following:

        a. SET-UP FEE. A onetime non-refundable set-up fee in an amount equal to $375.00. The set-up fee is payable on the date this Agreement is signed. Unless otherwise requested by Borrower, the set-up fee will be deemed to be a Variable Rate Loan made on such date.

        b. ANNUAL FEE. In advance, a non-refundable annual Loan Fee in an amount equal to $150.00, payable on each anniversary of the date of this Agreement.

        c. CREDIT LIMIT INCREASE FEE. In connection with any increase in the Credit Limit, a fee in an amount equal to 1% of the increase, subject to a minimum fee of $350.00.

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6.      DEFAULT RATE. Upon the occurrence of an Event of Default, Lender may, at its option, increase the interest rate applicable to the Variable Rate Amount and each Fixed Rate Loan, by 5% per annum ("Default Rate"). However, the interest rate will not exceed the maximum rate permitted by applicable law.

7. LATE CHARGE. If any payment is 15 days or mere past due, Borrower will be charged a late charge of 5% of the delinquent payment.

8. CREDIT REVIEW. Lender may, from time to time and at any time, review Borrower's and each Guarantor's creditworthiness and the basis for Lender's credit accommodations to Borrower. In connection with any such review, Borrower will furnish and will cause any Guarantor to furnish Lender with any information regarding Borrower's or any Guarantor's financial condition and business operations which Lender requests. This may include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of accounts receivable and payable, inventory schedules, equipment lists, budgets and forecasts. Without prejudice to Lender's rights at any time to decline to make any requested Loan, to cancel the U.S. Simply Business Premium Line, and to reduce the Credit Limit, if Lender determines that there has been a material adverse change in the financial condition of Borrower or any Guarantor or if any other Event of Default has occurred, Lender may, at its option, exercise any of the default remedies available to Lender.

9. AUTHORIZATIONS. Borrower may change the following information by executing and delivering a Change of Authorization to Lender.

        a. AUTHORIZED PERSONS. Any one of the following persons is authorized to request Loans: Robert L. Ross and Michelle L. Lincoln.

        b. DEPOSIT OF NEW ADVANCES. Lender is authorized to deposit new advances to Account No. N/A at U.S. Bank.

        c. AUTOMATIC DEBIT. Lender is authorized to automatically deduct from Account No. 895-0007-677 at U.S. Bank, Transit Routing No. 121122676, all required principal and interest payments on the Variable Rate Amount and each Fixed Rate Loan and all fees.

        d. AUTOMATIC CASH TRANSFERS. Lender is authorized to make automatic cash transfers from Borrower's U.S. Simply Business Premium Line to Account No. N/A at U.S. Bank.

10. TERMS AND CONDITIONS. Borrower acknowledges receipt of a copy of the Terms and Conditions and agrees to be bound by all provisions thereof. Lender may change this Agreement or the Terms and Conditions by giving notice to Borrower as set forth in the Terms and Conditions and Borrower shall be bound by all such changes. All provisions of the Terms and Conditions and any amendments and replacements are incorporated herein.

11. GOVERNING LAW. Except to the extent Lender has greater rights or remedies under federal law, this Agreement and other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.

12. ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, the other Loan Documents, or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of


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        any collateral securing the U.S. Simply Business Premium Line shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing the U.S. Simply Business Premium Line, including any claim to rescind, reform, or otherwise modify any agreement relating to such collateral, shall also be arbitrated, provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

13. SECURITY. All present and future amounts owing to Lender, including without limitation amounts owing under this Agreement and the other Loan Documents shall be secured by a security interest in all of Borrower's now owned and hereafter acquired inventory, equipment, accounts, chattel paper, documents, instruments and general intangibles and all products and proceeds thereof ("Collateral"). The Collateral shall at all times have a fair market value in an amount acceptable to Lender. Borrower shall from time to time take such actions and execute and deliver to Lender such security agreements, financing statements and other documents as Lender may require to grant, preserve, perfect, protect and continue the validity and priority of Lender's security interests in the Collateral (collectively, "Security Documents"). Lender's security interest shall be of a priority acceptable to Lender.

BORROWER ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT.

THIS AGREEMENT IS DATED AS OF SEPTEMBER 2, 1997.

BORROWER:

INTEGRAL NETWORKING CORPORATION

BY:     /S/ ROBERT L. ROSS                   BY:     /S/ MICHELLE L. LINCOLN
        -------------------------                    -----------------------
        ROBERT L. ROSS, PRESIDENT                    MICHELLE L. LINCOLN,
                                                     CORPORATE SECRETARY

LENDER:

U.S. BANK

BY:     /S/  ILLEGIBLE
        ---------------------
        AUTHORIZED OFFICER

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